ASSIGNMENT AND ASSUMPTION
                                    AGREEMENT


      THIS ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of December 31, 1997 (the "Agreement"), between Hilite Industries-Texas, Inc., a Delaware corporation ("Transferor"), and Hilite Industries-Delaware, Inc., a Delaware corporation and a wholly-owned subsidiary of Transferor ("Transferee").

                              W I T N E S S E T H:

      WHEREAS, pursuant to the terms of this Agreement, Transferor is agreeing to transfer and Transferee is agreeing to accept all of the Assets (as hereinafter defined) and assume all of the liabilities of Transferor, except for those assets and liabilities expressly excluded herein;

      NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Transferee and Transferor hereby agree as follows:

      1. ASSIGNMENT. Transferor agrees to transfer, convey and assign to Transferee, and Transferee hereby agrees to accept from Transferor, all of the assets and properties owned by Transferor, of every kind and description, real, personal and mixed, tangible and intangible, wherever located, except for the Excluded Assets (as hereinafter defined) (collectively, the "Assets"). The Assets shall include, but not be limited to:

                  (a) all machinery, equipment, computers, computer hardware, tools, inventory, supplies, construction in progress, furniture, automobiles and all other tangible assets of Transferor whether located at the Transferor's facilities in Carrollton, Texas (the "Real Property") or elsewhere;

                  (b) all the interest of and the rights and benefits accruing to Transferor as lessee under all leases or rental agreements covering the Fixed Assets;

                  (c) all of the rights and benefits accruing to Transferor under all written or oral contracts, agreements, arrangements or understandings, including without limitation any loan agreement or indenture, purchase, sales, supply or service order or agreement, real property, equipment or other lease, or license of trade rights, to which the Transferor is a party or by which the Transferor or any of the Assets are bound (the "Contracts");

                  (d) all operating data and records of Transferor, including without limitation client lists and records, referral sources, mailing lists, equipment logs, operating guides and manuals, copies of financial, accounting and personnel records, correspondence and other similar documents and records;



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                  (e)   all of Transferor's rights to any intellectual property;

                  (f) the Real Property and all other real property owned by Transferor;

                  (g)   all prepaid expenses; and

                  (h)   all receivables of the Transferor.

      2. EXCLUDED ASSETS. Anything contained in Section 1 hereof to the contrary notwithstanding, the Assets shall exclude and Transferee shall not
purchase  the  following  property  and  assets  (collectively,   the  "Excluded
Assets"):

                  (a) the shares of common stock of Transferee received by Transferor in consideration for the transfer of the Assets to Transferee;

                  (b) the corporate minute books, stock books, tax returns or other records (other than the records relating to the Business included in the Assets of Transferor;

                  (c) those accounts receivable of the Transferor as set forth on the closing certificate, dated as of the date of the Closing, a form of which is attached hereto as Exhibit A;

                  (d) the rights which accrue or will accrue to Transferor under this Agreement.

      3.    ASSUMPTION.

      3.1 Transferee hereby assumes and shall discharge in accordance with their terms, all of the obligations and liabilities of Transferor relating to the Assets to the extent that they shall remain uncompleted and outstanding as of the date hereof. Such liabilities and obligations shall include but not be limited to all liabilities and obligations of Transferor under the Contracts.

      3.2 Transferee and Transferor further agree that Transferee shall assume and become liable for or perform when due all liabilities (contingent or otherwise), debts, contracts, commitments and other obligations of Transferor of any nature other than those related to the Excluded Assets.

      3.3   To the  extent  that  any  Contract  shall  not be  assignable  from
Transferor  to  Transferee  because  a party  to such  Contract  shall  not have consented to such assignment ("Non-Assignable Contract"), Transferor acknowledges and agrees that Transferee is hereby granted, to the fullest extent permitted by law, the same rights and privileges enjoyed by Transferor under the Non-Assignable Contracts and Transferee assumes all liabilities under the Non-Assignable Contracts.


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      4.    CONSIDERATION.   Subject  to  the  terms  and   conditions  of  this
Agreement, in consideration of the conveyance, assignment, transfer and delivery of the Assets, the Transferee shall issue one hundred (100) shares (the "Shares") of its common stock ("Transferee's Common Stock") to Transferor.

      5. CLOSING. The closing (the "Closing") of the transaction contemplated by this Agreement shall take place at the offices of counsel to the Transferor, Parker Chapin Flattau & Klimpl, LLP, 1211 Avenue of the Americas, New York, New York 10036, at 6:00 p.m. local time on January 31, 1998 or on a date designated by Transferor which shall be after all requisite approvals have been received by Transferor. The execution and/or delivery of each document to be executed and/or delivered at the Closing and each other action to be taken at the Closing shall be subject to the condition that every other document to be executed and/or delivered at the Closing is so executed and/or delivered and every other action to be taken at the Closing is so taken, and all such documents and actions shall be deemed to be executed and/or delivered or taken, as the case may be, simultaneously.

      6. DELIVERY OF CONSIDERATION. Upon signing of this Agreement, Transferee shall deliver one (1) Share to Transferor. At the Closing, Transferee shall deliver the remaining ninety nine (99) authorized Shares to Transferor. If the Closing does not occur on or before March 31, 1998 the Share delivered upon signing of this Agreement shall be returned by Transferee to Transferor.

      7.    UNREGISTERED SHARES.

      7.1 Transferor understands that (i) the Shares have not been registered under the Securities Act of 1933, as amended (the "Act") or the securities laws of any state by reason of their issuance in a transaction exempt from the registration requirements of the Act, (ii) the Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Act and any applicable state securities law or is exempt from such registration, (iii) all of the Shares will bear a legend to such effect as set forth in Section 7.2 hereof, and (iv) the Transferee will make notation on its transfer books to such effect.

      7.2 Each certificate representing Shares and each certificate issued upon exchange or transfer of any Shares shall be stamped or otherwise imprinted with a legend substantially in the following form:

      THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR THE SECURITIES LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF ABSENT SUCH REGISTRATION OR THE RECEIPT BY HILITE INDUSTRIES-TEXAS, INC. OF AN OPINION OF COUNSEL FOR THE HOLDER HEREOF, WHICH COUNSEL AND OPINION SHALL BE REASONABLY ACCEPTABLE TO HILITE INDUSTRIES-TEXAS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.


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      8.    FURTHER ASSURANCES.  Each party hereto covenants and agrees promptly to execute, deliver, file or record such agreements, instruments, certificates and other documents and to perform such other and further acts as the other party hereto may reasonably request or as may otherwise be necessary or proper to consummate and perfect the transactions contemplated hereby.

      9. BINDING EFFECT. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

      10. CHOICE OF LAW. This Assignment shall be governed by, and interpreted and enforced in accordance with, the laws of the State of Delaware.

      11. MULTIPLE COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      12. HEADINGS. All section titles or captions in this Agreement are for convenience. They shall not be deemed part of this Agreement and shall in no way define, limit, extend or describe the scope or intent of provisions herein.

      13. SEPARABILITY. Inapplicability or unenforceability of any provision of this Agreement shall not impair the operation or validity of any other provision hereof.

      14. ENTIRE AGREEMENT. This Agreement, and all other agreements delivered contemporaneously with this Agreement, collectively constitute the entire agreement between the parties hereto with respect to the matter addressed herein.

            IN WITNESS WHEREOF, Transferee and Transferor have caused this Bill of Sale, Assignment and Assumption Agreement to be duly executed as of the date first written above.


                                              HILITE INDUSTRIES-TEXAS, INC.


                                              By: /s/  Daniel W. Brady
                                                 -------------------------------
                                                  Daniel W. Brady
                                                   Vice Chairman of the Board of
                                                   Directors and Chief Operating
                                                   Officer

                                              HILITE INDUSTRIES-DELAWARE, INC.


                                              By: /s/ James E. Lineberger, Jr.
                                                 -------------------------------
                                                  James E. Lineberger, Jr.
                                                   President and Treasurer


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